                                                                   Exhibit 5.1



                                                 BRYAN CAVE LLP
 ST. LOUIS, MISSOURI                                                                       RIYADH, SAUDI ARABIA
                                            700 THIRTEENTH STREET, N. W.
 NEW YORK, NEW YORK                                                                         KUWAIT CITY, KUWAIT
KANSAS CITY, MISSOURI                       WASHINGTON, D. C. 20005-3960              ABU DHABI, UNITED ARAB EMIRATES
                                                                                        DUBAI, UNITED ARAB EMIRATES
OVERLAND PARK, KANSAS                              (202) 508-6000
                                                                                                 HONG KONG
  PHOENIX, ARIZONA                           FACSIMILE: (202) 508-6200
                                                                                       SHANGHAI, PEOPLE'S REPUBLIC OF CHINA
LOS ANGELES, CALIFORNIA
                                                                                        IN ASSOCIATION WITH BRYAN CAVE,
 IRVINE, CALIFORNIA                                                                    A MULTINATIONAL PARTNERSHIP.
                                                                                                LONDON, ENGLAND


                                                     June 8, 2000

HEARx Ltd.
1250 Northpoint Parkway
West Palm Beach, Florida 33407

Ladies and Gentlemen:

                  We have acted as counsel to HEARx Ltd. (the "Company") in connection with the registration by the Company of up to 3,292,487 shares of the Company's common stock, par value $.10 per share (the "Shares"), issuable upon the conversion of 500 shares of the Company's 7% Series I Convertible Preferred Stock, par value $1.00 per share (the "Preferred Stock"), the exercise of certain warrants issued to the purchaser of the Preferred Stock, and the exercise of certain other warrants issued in connection with the private placement of the Preferred Stock (together with the warrants issued to the purchaser of the Preferred Stock, the "Warrants"). A Registration Statement on Form S-3 under the Securities Act of 1933, as amended, covering the Shares has been filed with the Securities and Exchange Commission.

                  In connection herewith we have examined and relied as to matters of fact upon such certificates of public officials, such certificates of officers of the Company and originals or copies certified to our satisfaction of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company (each amended through the date hereof), proceedings of the Board of Directors of the Company and other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render the opinion expressed below.

                  In rendering the following opinion, we have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatted copies, and we have relied as to matters of fact upon statements and certifications of officers of the Company. In addition, we have assumed that the certificates for the Shares will conform to the specimen thereof examined by us and will be duly registered and countersigned by the Company's transfer agent.

                  Based on the foregoing, we are of the opinion that the Shares are duly and validly authorized and, when issued upon conversion of the Preferred Stock and exercise of the Warrants, each in accordance with their terms, will be validly issued, fully paid and non-assessable.

HEARx ltd.
June 8, 2000
Page 2




                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the aforesaid Registration Statement on Form S-3 and to the use of our name under the caption "Legal Matters" in the Prospectus filed as a part thereof.

                               Very truly yours,

                               /s/ Bryan Cave LLP

                               Bryan Cave LLP